As filed with the Securities and Exchange Commission on December 16, 2004

                                                   Registration No. 333 - 121062
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                              AMENDMENT NO. ONE TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

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                        Rush Financial Technologies, Inc.
           (Name of Small Business Issuer as Specified in its Charter)
            Texas                         6211                    75-2375969
(State or Other Jurisdiction  (Primary Standard Industrial    (I.R.S. Employer
     of Incorporation or       Classification Code Number)   Identification No.)
        Organization)

                             ----------------------
                           13355 Noel Road, Suite 300
                               Dallas, Texas 75240
                                 (972) 450-6000
        (Address and Telephone Number of Principal Executive Offices and
                          Principal Place of Business)

                             ----------------------
                             D. M. Rusty Moore, Jr.
                      President and Chief Executive Officer
                        Rush Financial Technologies, Inc.
                           13355 Noel Road, Suite 300
                               Dallas, Texas 75240
                                 (972) 450-6000
            (Name, Address and Telephone Number of Agent for Service)
                             ----------------------
                                   Copies to:
                              Ronald L. Brown, Esq.
                                Andrews Kurth LLP
                          1717 Main Street, Suite 3700
                                Dallas, TX 75201
                                 (214) 659-4400
             -------------------------------------------------------
        Approximate date of commencement of proposed sale to the public:
 As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.[X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                                     PART II

                  INFORMATION NOT REQUIRED TO BE IN PROSPECTUS



Item 27.          Exhibits

(b)    Exhibits
     *       3.1      Articles of Incorporation, as amended
     *       3.2      Bylaws
     *       4.1      Specimen certificate for shares of common stock of the Company
     *       4.2      Specimen certificate for shares of Preferred Stock of the Company
     +       5.1      Form of Opinion of Andrews Kurth LLP regarding legality of shares sold
     *      10.1.1    Employment Agreement with D. M. Moore, Jr.
     *      10.6.1    Option Agreement regarding Rushmore Insurance Services, Inc.
     *      10.6.2    Overhead Services Agreement
     *      10.10.3   Fully Disclosed Clearing Agreement with Penson Financial Services, Inc.
     *      10.11     Form of Indemnification Agreement signed with all officers and directors
     #      10.12.1   Registration Rights Agreement dated September 30, 2004 with Bonanza
                      Master Fund. Ltd.
     #      10.12.2   Warrant Agreement dated September 30, 2004 to Bonanza Master Fund, Ltd.
     *      21.1      Subsidiaries of the Registrant
     **     23.1      Consent of KBA Group LLP
     +      23.2      Consent of Andrews Kurth LLP (contained in Exhibit 5.1)


+        Filed herewith.
* Filed as Exhibits to Registrant's Form SB-2 registration statement, file no. 333-42225, and incorporated herein by reference.
**       Filed as exhibit to original filing.
#        Filed as exhibits to Form 8-K filed October 10, 2004

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Dallas, State of Texas, on December 15, 2004.

                               RUSH FINANCIAL TECHNOLOGIES, INC.


                               By:    /s/ D.M. (Rusty) Moore, Jr.
                                  ----------------------------------------------
                                    D.M. (Rusty) Moore, Jr., President and Chief
                                    Executive Officer



         In accordance with requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE                        TITLE                         DATE

/s/ D. M. (Rusty) Moore, Jr.     Chairman, Chief Executive     December 15, 2004
----------------------------     Officer, Director, and
D.M. (Rusty) Moore, Jr.          President

/s/ Gayle C. Tinsley*            Vice Chairman and Director    December 15, 2004
----------------------------
Gayle C. Tinsley

/s/ Randy Rutledge*              Chief Financial Officer       December 15, 2004
----------------------------     and Director
Randy Rutledge

/s/ Charles B. Brewer*           Director                      December 15, 2004
----------------------------
Charles B. Brewer

/s/ David C. Demas*              Director                      December 15, 2004
----------------------------
David C. Demas

/s/ James E. Keller*             Director                      December 15, 2004
----------------------------
James E. Keller

/s/ Daniel L. (Bo) Ritz*         Director                      December 15, 2004
----------------------------
Daniel L. (Bo) Ritz

/s/ Stephen B. Watson*           Director                      December 15, 2004
----------------------------
Stephen B. Watson

*  -  By D. M. Moore, Jr., Attorney in Fact